As Filed with the Securities and Exchange Commission on January 8, 2016.

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARGAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-1947195
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

One Church Street, Suite 201 Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Argan, Inc. 2011 Stock Plan
(Full Title of Plan)

Rainer H. Bosselmann
Chief Executive Officer
Argan, Inc.
One Church Street, Suite 201
Rockville, MD  20850

(Name and Address of Agent for Service)

(301) 315-0027

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Copies of All Communications to:

Richard A. Krantz, Esq.
Robinson & Cole LLP
Chrysler East Building
666 Third Avenue
New York, NY 10017
(212) 451-2900

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.15 per share	750,000	$32.20	$24,150,000	$2,432.00

(1)         Estimated maximum aggregate number of additional shares of common stock of Argan, Inc. (the “Company” or the “Registrant”) available for issuance under the Argan, Inc. 2011 Stock Plan (the “Plan”).  The Plan was amended to add these additional shares at the Annual Meeting of Stockholders of the Company held on June 24, 2015.   Pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover an additional indeterminate number of shares of common stock of the Registrant as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purpose of calculating the registration fee and are based on the average of high and low prices of the common stock of Registrant on the New York Stock Exchange (“NYSE”) on January 5, 2016, in accordance with Rule 457(c) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement relates to an additional 750,000 additional shares of common stock, par value $0.15 per share, of the Registrant that may be offered or sold to participants of the Plan. The Plan was amended to add these additional shares at the Annual Meeting of Stockholders of the Company held on June 24, 2015.    As a result of the amendment of the Plan, an aggregate of 2,000,000 shares were issuable under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act, and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

1.              Our Annual Report on Form 10-K for the fiscal year ended January 31, 2015;

2.              Our Proxy Statement for our 2015 Annual Meeting of Stockholders held on June 24, 2015, filed on May 8, 2015;

3.              Our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2015, July 31, 2015 and October 31, 2015;

4.              Our Current Reports on Form 8-K filed April 13, May 14,  June 1, June 9, June 26,  July 1,  August 7, August 21, September 14, September 22, October 5, October 14, November 13, December 7, December 14, 2015;

5.              Our Registration Statement on Form S-3 filed January 8, 2016; and

6.              The description of our common stock set forth in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 1, 2003, including any amendments or reports filed for the purposes of updating this description.

In addition to the foregoing, all documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of  the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Our certificate of incorporation provides that none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

Our by-laws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law. We also maintain directors’ and officers’ liability insurance policies.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are included or incorporated herein by reference:

Exhibit No.	Description

4

Argan, Inc. 2011 Stock Plan (revised as of 4-16-2015) (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on May 8, 2015).

5.1	Opinion of Robinson & Cole LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Robinson & Cole LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(i) and (1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

5. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on January 7,  2016.

ARGAN, INC.

By:	/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rainer H. Bosselmann and David H. Watson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rainer H. Bosselmann	Chairman of the Board and Chief Executive Officer	January 7, 2016
Rainer H. Bosselmann	(Principal Executive Officer)

/s/ David H. Watson	Chief Financial Officer	January 7, 2016
David H. Watson	(Principal Accounting and Financial Officer)

/s/ Henry A. Crumpton	Director	January 7, 2016
Henry A. Crumpton

SIGNATURE	TITLE	DATE

/s/ Cynthia A. Flanders	Director	January 7, 2016
Cynthia A. Flanders

	Director	January , 2016
Peter W. Getsinger

/s/ William F. Griffin, Jr.	Director	January 7, 2016
William F. Griffin, Jr.

/s/ William F. Leimkuhler	Director	January 7, 2016
William F. Leimkuhler

/s/ W.G. Champion Mitchell	Director	January 7, 2016
W.G. Champion Mitchell

/s/ James W. Quinn	Director	January 7, 2016
James W. Quinn

/s/ Brian R. Sherras	Director	January 7, 2016
Brian R. Sherras

EXHIBIT INDEX

Exhibit No.	Description

4

Argan, Inc. 2011 Stock Plan (revised as of 4-16-2015) (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on May 8, 2015).

5.1	Opinion of Robinson & Cole LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Robinson & Cole LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).